Exhibit 23.1


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form SB-2 dated February 14, 2003, of our report dated June 12, 2002, relating to the consolidated financial statements of Dupont Direct Financial Holdings, Inc as of March 31, 2002 and 2001 and the reference to our firm as experts in the Registration Statement.




/s/Bernstein Pinchuk & Kaminsky, LLP

New York, New York
February 13, 2003